UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 12, 2025 (May 12, 2025)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Par-La-Ville Road, Suite 1141 Hamilton HM11, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market
1

Item 2.02	Results of Operations and Financial Condition.

On May 12, 2025, the Company issued a press release announcing its results of operations for the three months ended March 31, 2025. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD.

On May 12, 2025, the Company posted the Maiden Holdings, Ltd. Investor Update Presentation, May 2025 via its investor relations website at https://www.maiden.bm/investor_relations, which presentation is included as Exhibit 99.3 to this Current Report on Form 8-K.

The information under Item 7.01 and the Investor Presentation included to this Form 8-K as Exhibit 99.3 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01	Other Events.

On May 12, 2025, the Company issued a press release announcing its results of operations for the three months ended March 31, 2025 via its investor relations website at https://www.maiden.bm/investor_relations, which press release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 12, 2025
99.2	Press Release of Maiden Holdings, Ltd., dated May 12, 2025
99.3	Maiden Holdings, Ltd. Investor Update Presentation, May 2025

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 12, 2025	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz Executive Vice Chairman and Group President

3

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 12, 2025
99.2	Press Release of Maiden Holdings, Ltd., dated May 12, 2025
99.3	Maiden Holdings, Ltd. Investor Update Presentation, May 2025

4

Exhibit 99.1

PRESS RELEASE
Maiden Holdings, Ltd. Announces
First Quarter 2025 Financial Results and
Updates on Strategic Transactions

PEMBROKE, Bermuda, May 12, 2025 - Maiden Holdings, Ltd. (NASDAQ: MHLD) ("Maiden" or the "Company") today reported its results for the first quarter of 2025 along with updates on its pending strategic transactions, which included the following key developments:
•On December 29, 2024, the Company entered into a combination agreement ("Kestrel Agreement") with the Kestrel Group to form a new, publicly listed specialty program group. On April 29, 2025, the Company held a special meeting of Maiden shareholders at which all proposals related to the Kestrel Agreement were approved by Maiden’s shareholders.
•On November 29, 2024, the Company entered into a Stock Purchase Agreement to sell its Swedish subsidiaries, Maiden General Försäkrings ("Maiden GF") and Maiden Life Försäkrings (“Maiden LF”) to an expanding group of international insurance and reinsurance companies headquartered in London. Maiden GF and Maiden LF were the principal operating subsidiaries of the Company’s International Insurance Services (“IIS”) platform.
•The Kestrel Agreement remains subject to customary closing conditions, including the approval of listing of the shares of the combined company on the Nasdaq (subject to official notice of issuance) and the receipt of final regulatory approvals.
•The sale of the Company's IIS operation is proceeding, as applicable, through the necessary regulatory approval process and the Company presently targets completion of both of these transactions during the second quarter of 2025.
•Book value per common share(1) decreased 17.4% to $0.38 and adjusted book value per common share(2) decreased 6.6% to $1.42 per common share at March 31, 2025 compared to book values recorded at December 31, 2024.
•Net loss attributable to Maiden common shareholders of $8.6 million or $0.09 per diluted common share for the first quarter of 2025.
•Adjusted non-GAAP operating loss(10) of $2.2 million or $0.03 per diluted common share for the first quarter of 2025 which was adjusted to include net realized and unrealized investment gains and an interest in loss of equity method investments which are recurring parts of investment results with the Company's underwriting activities in run-off.
•An underwriting income of $7.5 million for the first quarter of 2025 compared to an underwriting loss of $7.5 million in the same period in 2024 due to favorable prior year loss development ("PPD") of $12.4 million in the first quarter of 2025 compared to adverse PPD of $6.6 million during the same period in 2024.
•The Company's AmTrust Reinsurance segment had favorable PPD of $7.8 million in the first quarter of 2025 compared to adverse PPD of $7.2 million for the first quarter of 2024. The favorable PPD was primarily due to deferred gain amortization of $5.9 million as cumulative paid losses exceed the risk retention under the Company's Loss Portfolio Transfer and Adverse Development Cover Agreement ("LPT/ADC Agreement") with Cavello Bay Reinsurance Limited ("Cavello"). Recoveries under the LPT/ADC Agreement were $28.2 million in the first quarter of 2025.
•Deferred gain on the LPT/ADC Agreement with Cavello decreased by $1.0 million to $104.0 million at March 31, 2025, which is recoverable over time as future GAAP income.
•Investment results decreased to $3.6 million for the first quarter of 2025 compared to $17.1 million in first quarter of 2024 reflecting the impact of lower income from restricted cash and fixed income investments as the Company's associated reinsurance liabilities continue to run-off.
•Excluding non-recurring expenses, Maiden's adjusted operating expenses increased 3.3% to $8.0 million for the three months ended March 31, 2025, compared to $7.8 million for the same period in 2024 largely due to higher legal fees related to ongoing litigation and disputes.
•The Company's deferred tax asset of $1.68 per common share has not yet been recognized in book value per share,

with approximately 18% of net operating loss ("NOL") carryforwards having no expiry date.
Patrick J. Haveron, Maiden’s Chief Executive Officer, commented on the first quarter 2025 financial results: "We eagerly await the completion of our transaction with Kestrel, which we believe will open a new chapter for Maiden to build shareholder value. As that day draws near, our first quarter report includes a number of non-recurring and non-operational items which impacted those results. Absent higher expenses related to the Kestrel transaction and a significant weakening in the U.S. dollar that resulted in foreign exchange losses, adjusted results returned a profit of $0.6 million. During the first quarter, we continued to receive recoveries under the LPT/ADC Agreement, and we amortized a deferred gain of $5.9 million from our balance sheet back into GAAP income during the quarter. We expect the level of amortization of the deferred gain to increase appreciably during the remainder of 2025. This, along with stable to modestly favorable prior period loss development, contributed to underwriting income during the first quarter."
Mr Haveron added, “As we progress towards completing both our transaction with Kestrel and our sale of our IIS operation, both of which we presently expect during the second quarter, our investment results should increase in the second quarter as certain assets were sold after the end of the first quarter, which will result in increased realized gains. These sales reflect our ongoing efforts to reduce our alternative investment portfolio and further advance the strategic pivot that we have communicated to our shareholders and the market, which we believe will be manifested through our Kestrel and IIS transactions. Including asset sales finalized early in the second quarter, our completed investments have yielded total distributions of $188.1 million, with $13.6 million in potential estimated additional value to be received from the sale of our position in USQ Risk, in addition to the $4.3 million already received at closing in early May. Including the USQ Risk transaction, these investments, many of which were sold earlier than anticipated to accommodate our strategic pivot, have to date produced an internal rate of return of 12.3% and a multiple of capital of 1.30x, above our targeted returns. These results give us confidence that the remainder of this portfolio will continue to deliver the returns we originally set out to achieve.”
Consolidated Results for the Quarter Ended March 31, 2025
Net loss for the three months ended March 31, 2025 was $8.6 million compared to net income of $1.5 million for the three months ended March 31, 2024 largely due to the following:
•underwriting income(4) of $7.5 million in the first quarter of 2025 compared to an underwriting loss of $7.5 million during the same respective period in 2024 which was impacted by:
•favorable PPD of $12.4 million in the first quarter of 2025 compared to adverse PPD of $6.6 million during the same period in 2024 detailed as follows:
•The AmTrust Reinsurance segment had favorable PPD of $7.8 million in the first quarter of 2025 compared to adverse PPD of $7.2 million for the first quarter of 2024. The favorable PPD in 2025 included $5.9 million for the amortization of the deferred gain liability since cumulative paid losses exceed the risk retention under the LPT/ADC Agreement; and
•The Diversified Reinsurance segment had favorable PPD of $4.6 million in the first quarter of 2025 compared to favorable PPD of $0.7 million for the first quarter of 2024.
•on a current accident year basis, underwriting loss of $4.9 million for the three months ended March 31, 2025 compared to an underwriting loss of $1.0 million for the same period in 2024.
•lower total income from investment activities of $3.6 million for the three months ended March 31, 2025 compared to $17.1 million during the same respective period in 2024, primarily due to continued negative operating cash flows due to settlement of claim payments to AmTrust as the Company continues to run-off its existing reinsurance liabilities in the AmTrust Reinsurance segment, which was comprised of:
•net investment income of $3.0 million for the three months ended March 31, 2025 compared to $7.7 million for the same period in 2024;
•net realized and unrealized investment gains of $3.3 million for the three months ended March 31, 2025 compared to net realized and unrealized investment gains of $8.8 million for the same period in 2024; and
•interest in loss of equity method investments of $2.7 million for the three months ended March 31, 2025 compared to income of $0.6 million for the same period in 2024.
•corporate general and administrative expenses increased to $7.5 million for the three months ended March 31, 2025 compared to $5.3 million for the same respective period in 2024, primarily due to expenses related to significant and ongoing strategic initiatives including the Company's upcoming business combination with Kestrel; and
•foreign exchange and other losses of $7.4 million for the three months ended March 31, 2025 compared to foreign exchange and other gains of $2.1 million for the same respective period in 2024. This was driven by the U.S. dollar which significantly weakened against the Euro and the British pound in the three months ended March 31, 2025.
Net premiums written for the three months ended March 31, 2025 were $4.0 million compared to $8.3 million for the same period in 2024:
•Net premiums written in the Diversified Reinsurance segment decreased by $3.8 million or 43.4% for the three months ended March 31, 2025 compared to the same period in 2024 due to lower written premiums by wholly owned Swedish subsidiaries Maiden LF and Maiden GF as they are no longer writing new business due to their pending sale.
•Net premiums written in the AmTrust Reinsurance segment decreased by $0.4 million for the three months ended March 31, 2025 compared to the same period in 2024 due to termination of the reinsurance agreements with AmTrust.
Net premiums earned decreased by $4.7 million for the three months ended March 31, 2025 compared to the same period in 2024 largely due to lower earned premiums in Diversified Reinsurance due to the pending sale of Maiden LF and Maiden GF.
Net investment income decreased by $4.7 million or 60.6% for the three months ended March 31, 2025 compared to the same period in 2024 primarily due to lower interest income earned on the loan to related party and funds withheld receivable. Average aggregate fixed income assets decreased by 25.9% due to continued run-off of reinsurance liabilities previously written on prospective risks. The yield on fixed income assets decreased to 2.7% for the three months ended March 31, 2025, compared to 4.6% for the same period in 2024.
Annualized yields on fixed income assets (including the net loan receivable from related party) decreased with 49.4% of the Company's fixed income portfolio as of March 31, 2025 invested in floating rate assets compared to 51.1% as of March 31, 2024. Net interest income earned on the net loan was offset by a non-recurring adjustment of $1.2 million in the three months ended March 31, 2025 due to contractual reductions regarding the timing of paid loss settlements in 2024. Therefore, the net loan receivable carried a lower weighted average interest rate on a balance of $128.1 million which decreased to 1.9% for the first quarter of 2025 compared to 7.3% on a balance of $168.0 million for the first quarter of 2024.
Net realized and unrealized investment gains for the three months ended March 31, 2025 were $3.3 million compared to net investment gains of $8.8 million for the same period in 2024. This included net realized and unrealized investment gains on alternative investments of $3.3 million in the first quarter of 2025 compared to net realized and unrealized investment gains of $9.0 million in the first quarter of 2024.
Net loss and LAE decreased by $19.2 million during the three months ended March 31, 2025 compared to the same period in 2024. Net loss and LAE for the first quarter of 2025 was impacted by net favorable PPD of $12.4 million compared to net adverse PPD of $6.6 million for the first quarter of 2024.
•The AmTrust Reinsurance segment had favorable PPD of $7.8 million in the first quarter of 2025 compared to adverse PPD of $7.2 million for the first quarter of 2024. Net favorable PPD for the three months ended March 31, 2025 was primarily due to amortization of the deferred gain liability of $5.9 million for the three months ended March 31, 2025 since cumulative paid losses exceed the risk retention under the LPT/ADC Agreement.
•The Diversified Reinsurance segment had favorable PPD of $4.6 million in the first quarter of 2025 compared to favorable PPD of $0.7 million for the first quarter of 2024. GLS had favorable development during the first quarter of 2025 due to the pending commutation of a certain GLS contract subject to approval by the Vermont DFR.
Commission and other acquisition expenses decreased to $4.6 million for the three months ended March 31, 2025 compared to $5.6 million for the same period in 2024 due to lower earned premiums from Maiden LF and Maiden GF as they are no longer writing new business due to their pending sale. Total acquisition expenses increased as a percentage of net premiums earned for the three months ended March 31, 2025 driven by accelerated amortization of deferred acquisition costs upon the recognition of an additional premium deficiency of $1.3 million in the AmTrust Reinsurance segment.
Total general and administrative expenses increased by $2.7 million, or 33.7% for the three months ended March 31, 2025, compared to the same period in 2024 primarily due to $2.8 million in higher professional service fees related to various strategic initiatives. Excluding non-recurring expenses, Maiden's adjusted operating expenses increased 3.3% to $8.0 million for the three months ended March 31, 2025, compared to $7.8 million for the same period in 2024 driven by higher legal fees primarily related to ongoing litigation and disputes.
Operating Results for the three months ended March 31, 2025
In addition to other adjustments, management adjusts reported GAAP net loss and underwriting results by excluding incurred losses and LAE covered by the LPT/ADC Agreement with Cavello. Such losses are fully recoverable from Cavello, and are reported as future GAAP income over time as recoveries are received subject to the applicable GAAP accounting rules, therefore adjusting for these losses shows the ultimate economic benefit of the LPT/ADC Agreement to Maiden.
Non-GAAP operating loss(5) was $2.8 million or $0.03 per diluted common share for the first quarter of 2025 compared to a loss of $5.0 million or $0.05 per diluted common share for the first quarter of 2024. Adjusted to include net realized and unrealized investment gains and an interest in (loss) income of equity method investments which are recurring parts of investment results with the Company’s underwriting activities in run-off, the adjusted non-GAAP operating loss was $2.2 million or $0.03 per diluted common share for the first quarter of 2025, compared to the adjusted non-GAAP operating earnings of $4.4 million or $0.04 per diluted common share for the first quarter of 2024.
The unamortized deferred gain on retroactive reinsurance under the LPT/ADC Agreement with Cavello was $104.0 million as of March 31, 2025, a net decrease of $1.0 million compared to $105.0 million at December 31, 2024. During the three months ended March 31, 2025, the Company received $28.2 million in loss recoveries from Cavello under the LPT/ADC Agreement (year ended December 31, 2024 - $20.8 million).
Amortization of the deferred gain was $5.9 million for the three months ended March 31, 2025 since cumulative paid losses exceed the risk retention under the LPT/ADC Agreement (year ended December 31, 2024 - $4.1 million). The table below shows the components of the decrease in the deferred gain for the LPT/ADC Agreement for the three months ended March 31, 2025 and the year ended December 31, 2024:

	2025	2024
Opening Balance	$104,955	$70,916
Adverse PPD covered under the LPT/ADC Agreement(1)	4,901	64,338
Favorable PPD on commuted Workers Compensation business	—	(26,200)
Amortization of deferred gain for the LPT/ADC Agreement	(5,888)	(4,099)
Deferred gain liability for the LPT/ADC Agreement	$103,968	$104,955
(1) Adverse PPD covered under the LPT/ADC Agreement for the three months ended March 31, 2025 is due to foreign currency translation adjustments on the re-measurement of net loss reserves and insurance related liabilities denominated in British pound and euro.
The table below shows the components of the decrease in the related reinsurance recoverable on unpaid losses under the LPT/ADC Agreement for the three months ended March 31, 2025 and the year ended December 31, 2024:

	2025	2024
	($ in thousands)
Opening Balance	$532,910	$515,463
Adverse PPD covered under the LPT/ADC Agreement(1)	4,901	64,338
Favorable PPD on commuted Workers Compensation business	—	(26,200)
Recoveries received under the LPT/ADC Agreement	(28,162)	(20,825)
Change in credit loss allowance on reinsurance recoverable under LPT/ADC Agreement	289	134
Reinsurance recoverable on unpaid losses under the LPT/ADC Agreement	$509,938	$532,910
(1) Adverse PPD covered under the LPT/ADC Agreement for the three months ended March 31, 2025 is due to foreign currency translation adjustments on the re-measurement of net loss reserves and insurance related liabilities denominated in British pound and euro.
Adjusted for prior year reserve development under the AmTrust Quota Share which is fully recoverable from Cavello under the LPT/ADC Agreement, the non-GAAP net loss and LAE(9) increased by $1.0 million for the three months ended March 31, 2025 compared to non-GAAP net loss and LAE which decreased by $5.0 million in the three months ended March 31, 2024.
Non-GAAP underwriting income(9) was $6.5 million for the three months ended March 31, 2025 compared to an underwriting loss of $2.5 million for the three months ended March 31, 2024. The non-GAAP underwriting income of $6.5 million for the three months ended March 31, 2025, was primarily driven by:
•favorable prior year reserve development in the AmTrust Reinsurance segment not covered by the LPT/ADC Agreement, specifically the run-off of the AmTrust Quota Share with losses occurring after December 31, 2018; and
•underwriting income of $2.3 million in the Diversified Reinsurance segment for the three months ended March 31, 2025. This included underwriting income of $1.2 million from GLS operations primarily due to a $2.5 million reduction in incurred losses from a loss commutation agreement for a GLS contract, the approval of which remains pending with the Vermont DFR.
Please refer to the Non-GAAP Financial Measures tables in this earnings release for additional information on these non-GAAP financial measures and reconciliation of these measures to the appropriate GAAP measures.
Annual Report on Form 10-K for the Year Ended March 31, 2025 and Other Financial Matters
The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025 was filed with the U.S. Securities and Exchange Commission on May 12, 2025. Additional information on the matters reported in this news release along with other required disclosures can be found in that filing.

Total assets were $1.2 billion at March 31, 2025 which decreased by $81.4 million compared to December 31, 2024 largely due to the continuing run-off of the Company's prior reinsurance liabilities. Shareholders' equity was $37.6 million at March 31, 2025 compared to $45.2 million at December 31, 2024.
Adjusted shareholders' equity(2) was $141.5 million at March 31, 2025 compared to $150.1 million at December 31, 2024, which includes an unamortized deferred gain under the LPT/ADC Agreement of $104.0 million at March 31, 2025 and $105.0 million at December 31, 2024.
The Company's wholly owned subsidiary, Maiden Holdings North America, Ltd., holds NOL carryforwards which were $460.8 million as of March 31, 2025. Approximately $81.0 million or 17.6% of the Company's NOL carryforwards have no expiry date under the relevant U.S. tax law. These NOLs, in combination with additional net deferred tax assets primarily related to the Company's insurance liabilities, result in a net U.S. deferred tax asset (before valuation allowance) of $167.5 million or $1.68 per common share as of March 31, 2025. The net deferred tax assets are not presently recognized on the Company’s balance sheet as a full valuation allowance is carried against them.
During the three months ended March 31, 2025 and subsequent to the three months ended March 31, 2025, and through the period ended May 12, 2025, Maiden Reinsurance did not repurchase any common shares under the Company's authorized common share repurchase plan. The Company's remaining share repurchase authorization was $68.1 million at May 12, 2025 under the Company's $100.0 million share repurchase plan, which was approved by the Company's Board of Directors on February 21, 2017. Concurrent with the announcement of the Kestrel Agreement, Maiden has suspended its common share repurchase program.
On May 2, 2024, the Company's Board of Directors approved the repurchase, including the repurchase by Maiden Reinsurance in accordance with its investment guidelines, of up to $100.0 million of the Company's Senior Notes from time to time at market prices in open market purchases or as may be privately negotiated. The Company's current remaining authorization is $99.9 million for Senior Notes repurchases.
The Company no longer presents certain non-GAAP measures such as combined ratio and its related components in its news release or quarterly reports, as it believes that as the run-off of its reinsurance portfolios progresses, such ratios are increasingly not meaningful and of less value to readers as they evaluate Maiden's financial results.
Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends on its common shares during the three months ended March 31, 2025 and 2024.
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets.
(1)(2)(4)(5)(9)(10) Please refer to the Non-GAAP Financial Measures tables for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.
CONTACT:
FGS Global
Maiden@fgsglobal.com

Special Note about Forward Looking Statements
Certain statements in this press release, other than purely historical information, including with respect to the consummation of the business combination with Kestrel, including the expected time period to consummate the business combination, and the anticipated benefits of the business combination, as well as estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results and the assumptions upon which those statements are based, including statements in respect of the business combination with Kestrel, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements both with respect to the Company and the insurance industry and generally are identified with the words "anticipate", "believe", "expect", "predict", "estimate", "intend", "plan", "project", "seek", "potential", "possible", "could", "might", "may", "should", "will", "would", "will be", "will continue", "will likely result" and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by the Company or any other person that the Company’s objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
The Company cautions that the list of important risk factors in its Annual Report on Form 10-K for the year ended December 31, 2024 is not intended to be and is not exhaustive. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to the Company or individuals acting on the Company’s behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what was projected. Any forward-looking statements in this press release reflect the Company’s current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.
Any discrepancies between the amounts included in the results of operations discussion and the consolidated financial statement tables are due to rounding.

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2025 - $205,909; 2024 - $236,788)	$202,460	$232,613
Equity securities, at fair value	11,850	13,147
Equity method investments	78,841	81,287
Other investments	163,558	157,016
Total investments	456,709	484,063
Cash and cash equivalents	28,706	25,651
Restricted cash and cash equivalents	15,562	9,084
Accrued investment income	3,741	3,346
Reinsurance balances receivable, net	9,103	8,159
Reinsurance recoverable on unpaid losses	549,350	571,331
Loan to related party	128,118	167,975
Deferred commission and other acquisition expenses, net	5,524	8,102
Funds withheld receivable	12,606	12,650
Other assets	5,527	4,830
Assets held for sale	19,638	20,815
Total assets	$1,234,584	$1,316,006
LIABILITIES
Reserve for loss and loss adjustment expenses	$757,286	$793,679
Unearned premiums	26,196	29,793
Deferred gain on retroactive reinsurance	106,268	107,255
Liability for securities purchased	—	6,480
Accrued expenses and other liabilities	51,818	77,966
Senior notes - principal amount	262,361	262,361
Less: unamortized debt issuance costs	7,563	7,604
Senior notes, net	254,798	254,757
Liabilities held for sale	645	883
Total liabilities	1,197,011	1,270,813
Commitments and Contingencies
EQUITY
Common shares	1,513	1,503
Additional paid-in capital	888,575	888,067
Accumulated other comprehensive loss	(31,930)	(32,733)
Accumulated deficit	(696,559)	(687,914)
Treasury shares, at cost	(124,026)	(123,730)
Total Equity	37,573	45,193
Total Liabilities and Equity	$1,234,584	$1,316,006

Book value per common share(1)	$0.38	$0.46

Common shares outstanding	99,682,710	99,039,253

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

For the Three Months Ended March 31,	2025	2024
Revenues:
Gross premiums written	$4,074	$8,323
Net premiums written	$4,049	$8,314
Change in unearned premiums	3,635	4,094
Net premiums earned	7,684	12,408
Other insurance revenue, net	—	46
Net investment income	3,034	7,700
Net realized and unrealized investment gains	3,331	8,750
Total revenues	14,049	28,904
Expenses:
Net loss and loss adjustment expenses	(7,623)	11,625
Commission and other acquisition expenses	4,558	5,593
General and administrative expenses	10,773	8,060
Total expenses	7,708	25,278
Other expenses
Interest and amortization expenses	4,818	4,815
Foreign exchange and other losses (gains)	7,434	(2,053)
Total other expenses	12,252	2,762
Net (loss) income before income taxes and interest in (loss) income of equity method investments	(5,911)	864
Less: income tax expense	12	11
Interest in (loss) income of equity method investments	(2,722)	606
Net (loss) income	$(8,645)	$1,459

Basic and diluted (loss) earnings per share attributable to common shareholders	$(0.09)	$0.01
Annualized return on average common equity	(84.7)%	2.4%
Weighted average number of common shares - basic and diluted	99,120,644	100,457,125

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended March 31, 2025	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$5,016	$(942)	$4,074
Net premiums written	$4,991	$(942)	$4,049
Net premiums earned	$5,000	$2,684	$7,684
Net loss and loss adjustment expenses ("loss and LAE")	2,234	5,389	7,623
Commission and other acquisition expenses	(2,291)	(2,267)	(4,558)
General and administrative expenses(3)	(2,689)	(606)	(3,295)
Underwriting income (4)	$2,254	$5,200	7,454
Reconciliation to net loss
Net investment income and net realized and unrealized investment gains			6,365
Interest and amortization expenses			(4,818)
Foreign exchange and other losses, net			(7,434)
Other general and administrative expenses(3)			(7,478)
Income tax expense			(12)
Interest in loss of equity method investments			(2,722)
Net loss			$(8,645)

For the Three Months Ended March 31, 2024	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$8,828	$(505)	$8,323
Net premiums written	$8,819	$(505)	$8,314
Net premiums earned	$8,991	$3,417	$12,408
Other insurance revenue	46	—	46
Net loss and LAE	(2,924)	(8,701)	(11,625)
Commission and other acquisition expenses	(4,295)	(1,298)	(5,593)
General and administrative expenses(3)	(2,090)	(670)	(2,760)
Underwriting loss(4)	$(272)	$(7,252)	(7,524)
Reconciliation to net income
Net investment income and net realized and unrealized investment gains			16,450
Interest and amortization expenses			(4,815)
Foreign exchange and other gains, net			2,053
Other general and administrative expenses(3)			(5,300)
Income tax expense			(11)
Interest in income of equity method investments			606
Net income			$1,459

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

For the Three Months Ended March 31,	2025	2024
Non-GAAP operating loss (5)	$(2,807)	$(4,950)
Non-GAAP basic and diluted operating loss per common share attributable to Maiden common shareholders(5)	$(0.03)	$(0.05)
Annualized non-GAAP operating return on average adjusted common equity(6)	(7.8)%	(6.2)%
Reconciliation of net (loss) income to non-GAAP operating loss:
Net (loss) income	$(8,645)	$1,459
Add (subtract):
Net realized and unrealized investment gains	(3,331)	(8,750)
Foreign exchange and other losses (gains)	7,434	(2,053)
Interest in loss (income) of equity method investments	2,722	(606)
Change in deferred gain on retroactive reinsurance under the LPT/ADC Agreement	(987)	5,000
Non-GAAP operating loss (5)	$(2,807)	$(4,950)
Weighted average number of common shares - basic and diluted	99,120,644	100,457,125
Reconciliation of diluted (loss) earnings per share attributable to Maiden common shareholders to non-GAAP diluted operating loss per share attributable to Maiden common shareholders:
Diluted (loss) earnings per share attributable to common shareholders	$(0.09)	$0.01
Add (subtract):
Net realized and unrealized investment gains	(0.03)	(0.08)
Foreign exchange and other losses (gains)	0.07	(0.02)
Interest in loss (income) of equity method investments	0.03	(0.01)
Change in deferred gain on retroactive reinsurance under the LPT/ADC Agreement	(0.01)	0.05
Non-GAAP diluted operating loss per share attributable to common shareholders	$(0.03)	$(0.05)
Non-GAAP Underwriting Results and Non-GAAP Net Loss and LAE
Gross premiums written	$4,074	$8,323
Net premiums written	$4,049	$8,314
Net premiums earned	$7,684	$12,408
Other insurance revenue, net	—	46
Non-GAAP net loss and LAE(9)	6,636	(6,625)
Commission and other acquisition expenses	(4,558)	(5,593)
General and administrative expenses(3)	(3,295)	(2,760)
Non-GAAP underwriting income (loss)(9)	$6,467	$(2,524)

Net loss and LAE	$(7,623)	$11,625
Less: change in deferred gain on retroactive reinsurance under the LPT/ADC Agreement	(987)	5,000
Non-GAAP net loss and LAE(9)	$(6,636)	$6,625

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2025	December 31, 2024
Investable assets:
Total investments	$456,709	$484,063
Cash and cash equivalents	28,706	25,651
Restricted cash and cash equivalents	15,562	9,084
Loan to related party	128,118	167,975
Funds withheld receivable	12,606	12,650
Total investable assets(7)	$641,701	$699,423

Capital:
Total shareholders' equity	$37,573	$45,193
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,361	152,361
Total capital resources(8)	$299,934	$307,554

Reconciliation of total shareholders' equity to adjusted shareholders' equity:
Total Shareholders’ Equity	$37,573	$45,193
Unamortized deferred gain on LPT/ADC Agreement	103,968	104,955
Adjusted shareholders' equity(2)	$141,541	$150,148

Reconciliation of book value per common share to adjusted book value per common share:
Book value per common share	$0.38	$0.46
Unamortized deferred gain on LPT/ADC Agreement	1.04	1.06
Adjusted book value per common share(2)	$1.42	$1.52

(1) Book value per common share is calculated using shareholders’ equity divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio, as well as share repurchases.

(2) Adjusted Total Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP shareholders' equity by adding the unamortized deferred gain on retroactive reinsurance arising from the LPT/ADC Agreement. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain on retroactive reinsurance represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. We believe reflecting this economic benefit is helpful to understand future trends in our operations, which will improve the Company's shareholders' equity over the settlement period.

(3) Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting income (loss).

(4) Underwriting income or loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. For purposes of these non-GAAP operating measures, the fee-generating business, which is included in our Diversified Reinsurance segment, is considered part of the underwriting operations of the Company. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(5) Non-GAAP operating earnings (loss) and non-GAAP basic and diluted operating earnings (loss) per common share are non-GAAP financial measure defined by the Company as net income (loss) excluding realized investment gains and losses, foreign exchange and other gains and losses, interest in income (loss) of equity method investment, and (favorable) adverse prior year loss development subject to LPT/ADC Agreement and should not be considered as an alternative to net income (loss). The Company's management believes that the use of non-GAAP operating earnings (loss) and non-GAAP diluted operating earnings (loss) per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings should not be viewed as a substitute for U.S. GAAP net income.

(6) Non-GAAP operating return on average adjusted shareholders' equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average adjusted shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings divided by average adjusted shareholders' equity adjusted for the deferred gain on LPT/ADC Agreement.

(7) Investable assets are the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.

(8) Total capital resources are the sum of the Company's principal amount of debt and shareholders' equity.

(9) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss) (as defined above) by recognizing into income the (favorable) adverse prior year loss development subject to LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). Management believes reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations.

(10) Adjusted non-GAAP operating earnings (loss) are non-GAAP financial measures defined by the Company as net income (loss) excluding foreign exchange and other gains and losses, and (favorable) adverse prior year loss development subject to LPT/ADC Agreement and should not be considered as an alternative to net income (loss). The operating loss was adjusted to include net realized and unrealized investment gains and an interest in income (loss) of equity method investments which are recurring parts of investment results with our underwriting activities in run-off.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings, Ltd. Releases First Quarter 2025
Financial Results and Updates on Strategic Transactions

PEMBROKE, Bermuda, May 12, 2025 (BUSINESS WIRE) -- Maiden Holdings, Ltd. (NASDAQ:MHLD) ("Maiden") has released its first quarter 2025 financial results and provided an update on its pending strategic transactions via its investor relations website. Concurrent with releasing its results, Maiden also published an investor update presentation.

Both documents are posted at https://www.maiden.bm/investor_relations.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets.

CONTACT:

FGS Global
Maiden@fgsglobal.com